                                                                  EXHIBIT 10.20




                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                               VIPRO CORPORATION,

                            NORTHWOOD VENTURES, LLC,

                        NORTHWOOD CAPITAL PARTNERS, LLC

                                      AND

                             U.S. TECHNOLOGIES INC.




                                 MARCH 13, 2000

                                    CONTENTS

                                                                                          Page
                                                                                          ----

SECTION 1.        AUTHORIZATION AND CLOSING.                                                1
                  -------------------------
                  1A.      Authorization of the Stock                                       1
                           --------------------------
                  1B.      Purchase and Sale of the Stock                                   1
                           ------------------------------

SECTION 2.        CONDITIONS OF THE PURCHASERS' AND THE COMPANY'S CLOSING                   2
                  ------------------------------------------------------
                  OBLIGATIONS
                  -----------
                  2A.      Initial Closing--Conditions to Northwood's Obligation            2
                           -----------------------------------------------------
                  2B.      Second Closing--Conditions to USXX's Obligations                 4
                           ------------------------------------------------
                  2C.      Initial Closing--Conditions to the Company's Obligations         6
                           -----------------------------------------------------
                  2D.      Second Closing--Conditions to the Company's Obligations          7
                           -----------------------------------------------------

SECTION 3.        COVENANTS OF THE COMPANY.                                                 8
                  ------------------------
                  3A.      Financial Statements and Other Information                       8
                           ------------------------------------------
                  3B.      Inspection of Property                                           9
                           ----------------------
                  3C.      Restrictions                                                    10
                           ------------
                  3D.      Affirmative Covenants                                           13
                           ---------------------
                  3E.      Current Public Information                                      14
                           --------------------------
                  3F.      Public Disclosures                                              14
                           ------------------
                  3G.      Hart-Scott-Rodino Compliance                                    14
                           ----------------------------

SECTION 4.        COVENANTS OF THE PURCHASERS.                                             15
                  ---------------------------
                  4A.      Public Disclosure                                               15
                           -----------------

SECTION 5.        TRANSFER OF RESTRICTED SECURITIES.                                       15
                  ---------------------------------

SECTION 6.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.                           15
                  ---------------------------------------------
                  6A.      Organization and Corporate Power                                15
                           --------------------------------
                  6B.      Capital Stock and Related Matters                               16
                           ---------------------------------
                  6C.      Registration Rights                                             17
                           -------------------
                  6D.      Authorization; No Breach                                        17
                           ------------------------
                  6E.      Subsidiaries; Investments                                       18
                           -------------------------
                  6F.      Tax Matters                                                     18
                           -----------
                  6G.      Litigation, Etc.                                                19
                           ----------------
                  6H.      Brokerage                                                       20
                           ---------
                  6I.      Governmental Consent, Etc.                                      20
                           -------------------------
                  6J.      Financial Statements                                            20
                           --------------------
                  6K.      Title to Property and Assets; Contracts and Leases              20
                           --------------------------------------------------
                  6L.      Related-Party Transactions and Certain Actions                  21
                           ----------------------------------------------
                  6M.      Employees; Employee Compensation                                21
                           --------------------------------
                  6N.      Patents and Trademarks                                          22
                           ----------------------
                  6O.      Proprietary Information and Inventions Agreements               22
                           -------------------------------------------------
                  6P.      ERISA                                                           22
                           -----


                  6Q.      Compliance with Laws and Insurance                              23
                           ----------------------------------
                  6R.      Minute Books                                                    23
                           ------------

                  6S.      Business Plan                                                   23
                           -------------
                  6U.      Real Property Holding Company                                   24
                           -----------------------------

SECTION 7.        DEFINITIONS.                                                             25
                  -----------

SECTION 8.        MISCELLANEOUS                                                            28
                  -------------
                  8A.      Expenses                                                        28
                           --------
                  8B.      Remedies                                                        28
                           --------
                  8C.      Purchaser's Investment Representations                          29
                           --------------------------------------
                  8D.      Consent to Amendments                                           30
                           ---------------------
                  8E.      Survival of Representations and Warranties                      30
                           ------------------------------------------
                  8F.      Indemnification                                                 31
                           ---------------
                  8G.      Successors and Assigns                                          32
                           ----------------------
                  8H.      Generally Accepted Accounting Principles                        32
                           ----------------------------------------
                  8I.      Severability                                                    33
                           ------------
                  8J.      Counterparts                                                    33
                           ------------
                  8K.      Descriptive Headings; Interpretation                            33
                           ------------------------------------
                  8L.      Governing Law                                                   33
                           -------------
                  8M.      Notices                                                         33
                           -------
                  8N.      Rights                                                          35
                           ------
                  8O.      Amendments                                                      35
                           ----------


Schedule 1        --       Purchase Schedule
Schedule 2        --       Schedule of Exceptions
Exhibit A         --       Certificate of Designation
Exhibit A-1       --       Certificate of Incorporation
Exhibit B         --       Bylaws
Exhibit C         --       Registration Rights Agreement
Exhibit D-1       --       Stockholders' Agreement
Exhibit E-1       --       Legal Opinion
Exhibit F-1       --       Business Plan
Exhibit F-2       --       Financial Information

                               PURCHASE AGREEMENT


              THIS PURCHASE AGREEMENT (this "AGREEMENT") is made as of March 13, 2000, by and among VIPRO CORPORATION, a Delaware corporation (the "COMPANY"), Northwood Ventures LLC, a New York limited liability company ("NORTHWOOD VENTURES"), Northwood Capital Partners, LLC, a New York limited liability company ("NORTHWOOD CAPITAL") and U.S. Technologies Inc., a Delaware corporation ("USXX"). Northwood Ventures and Northwood Capital are collectively referred to herein as "NORTHWOOD." Northwood and USXX are sometimes collectively referred to herein as the "PURCHASERS" and individually as a "PURCHASER". Except as otherwise indicated herein, capitalized terms used herein are defined in Section 7 hereof.

              In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

SECTION 1. AUTHORIZATION AND CLOSING.

              1A. AUTHORIZATION OF THE STOCK. The Company shall authorize the issuance and sale to the Purchasers of up to 1,043,552 shares of its Series B Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), having the rights and preferences set forth on the form of Certificate of Designation attached hereto as Exhibit A (the "Certificate of Designation").

              1B. PURCHASE AND SALE OF THE STOCK

                  (i) Subject to the terms and conditions of this Agreement, the Company agrees to sell to Northwood, and Northwood agrees to purchase from the Company a total of 521,776 shares of Preferred Stock at a price of $1.91653 per share, and the Company agrees to sell to USXX and/or any of its controlled Affiliates, and USXX and/or any of its controlled Affiliates agrees to purchase from the Company a total of 521,776 shares of Preferred Stock at a price of $1.91653 per share. Such shares of Preferred Stock shall be purchased in two separate closings subject to the conditions set forth in this Agreement.

                  (ii) At the initial closing of the purchase and sale of the Preferred Stock pursuant hereto (the "Initial Closing"), the Company shall sell to Northwood Ventures and, subject to the terms and conditions set forth herein, Northwood Ventures shall purchase from the Company, 469,598 shares of Preferred Stock at a price of $1.91653 per share; provided, however, that the total purchase price payable by Northwood Ventures at the Initial Closing for the Preferred Stock shall be reduced by the unpaid principal amount of the Northwood Note, and any accrued interest thereon, as of the Initial Closing Date. The Company shall also sell to Northwood Capital at the Initial Closing and, subject to the terms and conditions set forth herein, Northwood Capital shall purchase from the Company 52,178 shares of Preferred Stock at a price of $1.91653 per share. The Initial Closing shall take place at the offices of Fleischman and Walsh, L.L.P., 1400 Sixteenth Street, N.W., Washington, D.C. 20036 at 10:00 a.m. no later than the third business day after the date that all of the conditions set forth in Section 2A have been satisfied or waived, or such other date as may be agreed upon by the parties in writing (the "INITIAL CLOSING DATE"). At the Initial Closing, in connection with the purchase and sale of the Preferred Stock pursuant hereto, the Company shall deliver to each of Northwood Ventures and Northwood Capital stock certificates evidencing the Preferred Stock purchased at the Initial Closing by such entity, registered in such entity's name, upon payment of the purchase price thereof by check or wire transfer of immediately available funds to such account as is designated by the Company.

                  (iii) At the second closing of the purchase and sale of the Preferred Stock pursuant hereto (the "Second Closing"), the Company shall sell to USXX and/or any of its controlled Affiliates and, subject to the terms and conditions set forth herein and on the Purchase Schedule, USXX and/or any of its controlled Affiliates shall have the right to purchase from the Company a total of 521,776 shares of Preferred Stock at a price of $1.91653 per share (as adjusted from time to time as a result of stock dividends, stock splits, recapitalizations, and similar events); provided, however, that the total purchase price payable by USXX at the Second Closing shall be reduced by $50,000. USXX shall have no right or obligation to purchase such shares of Preferred Stock after April 12, 2000. Such purchase of the Preferred Stock shall be made by USXX and/or any of its controlled Affiliates at such time (the "SECOND CLOSING DATE") and subject to the conditions set forth on the Purchase Schedule attached hereto as Schedule 1. The delivery of the Preferred Stock purchased by USXX and/or any of its controlled Affiliates hereunder and the payment therefor shall otherwise be made in the same manner as set forth in
Section 1B(ii).

SECTION 2. CONDITIONS OF THE PURCHASERS' AND THE COMPANY'S CLOSING OBLIGATIONS.

              2A. INITIAL CLOSING--CONDITIONS TO NORTHWOOD'S OBLIGATIONS. The obligation of Northwood to purchase and pay for the Preferred Stock at the Initial Closing is subject to Northwood's satisfaction as of the Initial Closing Date of the following conditions:

                  (I) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in Section 6 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto shall be true and correct at and as of the Initial Closing Date in all material respects as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and except for those representations and warranties that are made by their terms as of a date specified herein which shall be true and correct in all material respects as of such specified date, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Initial Closing Date.

                  (II) CERTIFICATE OF INCORPORATION; BYLAWS. The Company's Certificate of Incorporation, together with all amendments thereto, and any other certificates of designation or other similar documents or instruments filed with the Secretary of State of Delaware shall be in the form and substance set forth in Exhibit A-1 hereto, shall be in full force and effect under the laws of the state of Delaware as of the Initial Closing Date and shall not have been amended or modified, except as provided in the Certificate of Designation which shall be filed with the Delaware Secretary of State on or before the Initial Closing Date. The Company's bylaws (the "BYLAWS") shall be in the form and substance set forth in Exhibit B hereto, shall be in full force and effect under the laws of the State of Delaware as of the Initial Closing Date, and shall not have been amended or modified.

                  (III) REGISTRATION AGREEMENT. The Company and Northwood shall have entered into a registration rights agreement in form and substance set forth in Exhibit C attached hereto (the "REGISTRATION AGREEMENT").

                  (IV) STOCKHOLDERS' AGREEMENT. The Company and each of its stockholders immediately prior to the Initial Closing Date shall have terminated each and every stockholders agreement or (similar arrangement) in effect immediately prior to the Initial Closing Date. The Company, Northwood and each of the Company's other stockholders shall have entered into a stockholders agreement in form and substance set forth in Exhibit D-1 attached hereto (the "STOCKHOLDERS' AGREEMENT").

                  (V) CONSENTS AND APPROVALS. The Company shall have received or obtained all third-party and governmental and regulatory consents and approvals necessary for the consummation of the transactions contemplated hereby.

                  (VI) COMPLIANCE WITH APPLICABLE LAWS. The purchase of Preferred Stock by Northwood hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject Northwood to any penalty, liability or, in the reasonable judgment of Northwood, other onerous conditions under any governmental approval or consent obtained in connection with the transactions contemplated hereby, and shall be permitted by laws and regulations of the jurisdictions to which Northwood is subject.

                  (VII) DUE DILIGENCE. Northwood shall have completed its due diligence review of the Company and found nothing, in its reasonable sole discretion, that is objectionable to Northwood.

                  (VIII) LEGAL OPINION. Northwood shall have been furnished with a legal opinion in the form of Exhibit E-1 attached hereto (the "LEGAL OPINION").

                  (IX) CLOSING DOCUMENTS. The Company shall have delivered to Northwood all of the following documents:

                           (a) an Officer's Certificate, dated the Initial
              Closing Date, stating that the conditions specified in Sections 2A(i) through 2A(vi), inclusive, have been fully satisfied;

                           (b) the Legal Opinion specified in Section 2A(viii)
              hereof;

                           (c) certified copies of the resolutions duly adopted
              by the Company's board of directors (its "BOARD") authorizing the execution, delivery, and performance of this Agreement, the Registration Agreement, the Stockholders' Agreement and each of the other agreements contemplated hereby in connection with the Initial Closing, the filing of the Certificate of Designation, the issuance and sale of the Preferred Stock and the consummation of all other transactions contemplated by this Agreement in connection with the Initial Closing;

                           (d) certified copies of (1) the Certificate of
              Incorporation (including the Certificate of Designation); and (2) the Company's Bylaws, each as in effect on the Initial Closing Date; and

                           (e) such other documents relating to the
              transactions contemplated hereby as Northwood or its counsel may reasonably request.

Any condition specified in this Section 2A may be waived only if such waiver is set forth in a writing executed by Northwood.

              2B. SECOND CLOSING--CONDITIONS TO USXX'S OBLIGATIONs. The obligation of USXX to purchase and pay for the Preferred Stock at the Second Closing is subject to USXX's satisfaction as of the Second Closing of the following conditions:

                  (I) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in Section 6 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto shall be true and correct at and as of the Second Closing Date in all material respects as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and except for those representations and warranties that are made by their terms as of a date specified herein which shall be true and correct in all material respects as of such specified date, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Second Closing Date. To the extent required to satisfy the condition set forth in this Section 2B(i), the Company shall have provided USXX with an updated Schedule of Exceptions that is accurate and complete as of the Second Closing Date; provided that if such updated Schedule of Exceptions reflects any material adverse change in the business (including business prospects), financial condition or results of operations of the Company, USXX shall have the right to consider such change a material breach of the Company's representations and warranties hereunder with respect to the Second Closing, with its sole remedy being that it shall have no obligation to purchase any Preferred Stock at the Second Closing.

                  (II) CERTIFICATE OF INCORPORATION; BYLAWS. The Company's Certificate of Incorporation, together with all amendments thereto, and any other certificates of designation or other similar documents or instruments filed with the Secretary of State of Delaware shall be in the form and substance set forth in Exhibits A and A-1 hereto, shall be in full force and effect under the laws of the state of Delaware as of the Second Closing Date and shall not have been amended or modified. The Company's bylaws (the "BYLAWS") shall be in the form and substance set forth in Exhibit B hereto, shall be in full force and effect under the laws of the State of Delaware as of the Second Closing Date, and shall not have been amended or modified.

                  (III) REGISTRATION AGREEMENT. The Company and USXX and/or any of its Affiliates purchasing Preferred Stock hereunder shall have entered into the Registration Agreement, which shall not have been amended or modified, and shall be in full force and effect as of the Second Closing Date.

                  (IV) STOCKHOLDERS' AGREEMENT. The Company, each of the Company's other stockholders and USXX and/or any of its Affiliates purchasing Preferred Stock hereunder shall have entered into the Stockholders' Agreement, which shall not have been amended or modified, and shall be in full force and effect as of the Second Closing Date.

                  (V) CONSENTS AND APPROVALS. The Company shall have received or obtained all third-party and governmental and regulatory consents and approvals necessary for the consummation of the transactions contemplated hereby.

                  (VI) COMPLIANCE WITH APPLICABLE LAWS. The purchase of Preferred Stock by USXX and/or any of its Affiliates at the Second Closing hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject USXX and any of its Affiliates purchasing Preferred Stock hereunder to any penalty, liability or, in the reasonable judgment of USXX, other onerous conditions under any governmental approval or consent obtained in connection with the transactions contemplated hereby, and shall be permitted by laws and regulations of the jurisdictions to which USXX and any of its Affiliates purchasing Preferred Stock hereunder is subject.

                  (VII) DUE DILIGENCE. USXX shall have completed any additional due diligence review of the Company and found nothing, in its reasonable sole discretion, that is objectionable to USXX.

                  (VIII) LEGAL OPINION. USXX shall have been furnished with a legal opinion in the form of Exhibit E-1 attached hereto.

                  (IX) CLOSING DOCUMENTS. The Company shall have delivered to USXX all of the following documents:

                           (a) an Officer's Certificate, dated the Second
              Closing Date, stating that the conditions specified in Sections 2B(i) through 2B(vi), inclusive, have been fully satisfied;

                           (b) the Legal Opinion specified in Section 2B(viii)
              hereof;

                           (c) certified copies of the resolutions duly adopted
              by the Company's Board authorizing the execution, delivery, and performance of the Registration Agreement, the Stockholders' Agreement and each of the other agreements contemplated hereby in connection with the Second Closing, the issuance and sale of the Preferred Stock and the consummation of all other transactions contemplated by this Agreement in connection with the Second Closing;

                           (d) certified copies of (1) the Certificate of
              Incorporation (including the Certificate of Designation); and (2) the Company's Bylaws, each as in effect on the Second Closing Date; and

                           (e) such other documents relating to the
              transactions contemplated hereby as USXX or its counsel may reasonably request.

Any condition specified in this Section 2B may be waived only if such waiver is set forth in a writing executed by USXX.

              2C. INITIAL CLOSING--CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to issue Preferred Stock to Northwood at the Initial Closing is subject to the Company's satisfaction as of the Initial Closing of the following conditions:

                  (I) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of Northwood contained in Section 8C hereof in respect of the Initial Closing shall be true and correct at and as of the Initial Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and Northwood shall have performed all of the covenants in respect of the Initial Closing required to be performed by Northwood at or prior to the Initial Closing Date.

                  (II) PAYMENT OF PURCHASE PRICE. Northwood shall have paid by the Initial Closing Date the purchase price for the Preferred Stock to be purchased by it at the Initial Closing.

                  (III) STOCKHOLDERS' AGREEMENT. Northwood shall have executed and delivered to the Company the Stockholders' Agreement.

                  (IV) REGISTRATION AGREEMENT. Northwood shall have executed and delivered to the Company the Registration Agreement.

              2D. SECOND CLOSING--CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to issue Preferred Stock to USXX and/or any of its Affiliates at the Second Closing is subject to the Company's satisfaction as of the Second Closing of the following conditions:

                  (I) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of USXX contained in Section 8C hereof in respect of the Second Closing shall be true and correct at and as of the Second Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and USXX shall have performed all of the covenants in respect of the Second Closing required to be performed by USXX hereunder at or prior to the Second Closing Date.

                  (II) PAYMENT OF PURCHASE PRICE. USXX and/or any of its Affiliates purchasing Preferred Stock hereunder shall have paid by the Second Closing the purchase price for the Preferred Stock to be purchased by it at the Second Closing, as provided on the Purchase Schedule.

                  (III) STOCKHOLDERS' AGREEMENT. USXX shall have executed and delivered to the Company the Stockholders' Agreement.

                  (IV) REGISTRATION AGREEMENT. USXX shall have executed and delivered to the Company the Registration Agreement.

SECTION 3. COVENANTS OF THE COMPANY.

         Until such time as the Company has completed a Qualified Public
Offering:

              3A. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to each holder of at least twenty percent (20%) of the Purchaser Preferred and each holder of at least twenty percent (20%) of the Purchaser
Common:

                  (i) as soon as available but in any event within forty-five
(45) days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, all prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

                  (ii) accompanying the financial statements referred to in
Section 3A(i), an Officer's Certificate stating that neither the Company nor any of its Subsidiaries is in default under any of its material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

                  (iii) within ninety (90) days after the end of each fiscal year, audited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and audited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by: (a) with respect to the consolidated portions of such statements (except with respect to budget data), an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized standing selected by the Company and reasonably acceptable to the Purchaser; and (b) a copy of such firm's annual management letter to the Board;

                  (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

                  (v) at least thirty (30) days before the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within thirty (30) days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto; provided that the budget for the fiscal year ending December 31, 2000 shall not be due until March 1, 2000; and

                  (vi) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries, regularly prepared by the management of the Company or otherwise available without significant cost or effort, as any Person entitled to receive information under this
Section 3A may reasonably request.

              Each of the financial statements referred to in Sections 3A(i) and (iii) shall be consistent with the books and records of the Company (which in turn shall be accurate and complete in all material respects) and in accordance with generally accepted accounting principles applied on a consistent basis and shall present fairly the financial condition and results of operation of the Company and its Subsidiaries as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

              In addition to the information to be delivered to certain holders of the Purchaser Stock specified in this Section 3A, the Company shall deliver to the Board and the Purchasers promptly (but in any event within ten (10) business days) after the discovery or receipt of notice of any default under any material agreement to which the Company or any of its Subsidiaries is a party or any other event or circumstance affecting the Company or any of its Subsidiaries which is reasonably likely to have a material adverse effect on the financial condition, operating results, assets, operations, or business prospects of the Company or any of its Subsidiaries (including the filing of any material litigation against the Company or any of its Subsidiaries or the existence of any material dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto.

              3B. INSPECTION OF PROPERTY. The Company shall permit each holder of at least 20% of the Purchaser Preferred, or the representatives of any such Person, upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to: (i) visit and inspect any of the properties of the Company and its Subsidiaries; (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom; and (iii) discuss the affairs, finances, and accounts of any such corporations with the directors, officers, key employees, and independent accountants of the Company and its Subsidiaries; provided that the Company shall have the right to have its chief financial officer present at any meetings with the Company's independent accountants.

              3C. RESTRICTIONS.

                  (i) So long as a Qualified Public Offering has not been consummated and the Purchasers and/or their Affiliates collectively own of record or beneficially at least 10% of the outstanding Common Stock (giving effect to the Purchaser Preferred on an as converted basis) without the prior written consent of the Northwood Representative and the USXX Representative (as such terms are defined in the Stockholders' Agreement), the Company shall not and shall not commit to:

                           (a) directly or indirectly declare or pay any
              dividends, other than from earnings, or make any distributions upon any of its equity securities, other than payments of dividends on, or redemption payments in respect of, or in connection with the conversion of, the Preferred Stock pursuant to the Certificate of Designation;

                           (b) permit any Subsidiary to accomplish that which
              the Company can not accomplish without prior written consent of one of the Investor's Representative pursuant to this 3C(i);

                           (c) except as set forth on Schedule 3C hereto or as
              expressly contemplated by this Agreement or the Employment Agreement entered into between the Company and Bernard Brenner, the CEO of the Company (the "Brenner Employment Agreement"), authorize, issue, sell, or enter into any agreement providing for the issuance (contingent or otherwise), or permit any of its Subsidiaries to authorize, issue, sell, or enter into any agreement providing for the issuance (contingent or otherwise) of any equity securities or debt securities with equity features or securities exercisable or convertible into equity securities or debt securities with equity features to the Founders;

                           (d) effect or permit any of its Subsidiaries to
              effect any consolidation or merger of the Company with or into any other corporation (other than a wholly-owned Subsidiary) or other entity or person (other than for the purpose of reincorporating the Company in another jurisdiction), any share exchange with another entity or any other corporate reorganization, in which the Stockholders' of the Company immediately prior to such consolidation, merger, share exchange, or reorganization own less than 50% of the resulting corporation's voting power immediately after such consolidation, merger, share exchange, or reorganization, or any transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred;

                           (e) sell, lease, or otherwise dispose of, or permit
              any of its Subsidiaries to sell, lease, or otherwise dispose of, more than twenty percent (20%) of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

                           (f) liquidate, dissolve, or effect, or permit any of
              its Material Subsidiaries to liquidate, dissolve, or effect, a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into partnership form);

                           (g) materially change the businesses or activities
              in which the Company and its Subsidiaries were engaged on the date of this Agreement;

                           (h) make, or permit any of its Subsidiaries to make,
              any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a wholly-owned Subsidiary), except for: (a) reasonable advances to employees in the ordinary course of business; (b) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million or (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc.; and (c) those that have been made in the ordinary course of business;

                           (i) except as expressly contemplated by this
              Agreement, make any amendment to the Certificate of Incorporation (including the Certificate of Designation) or the Company's Bylaws, or file any resolution of the Board or certificate of designation with the Secretary of State of Delaware;

                           (j) make any material capital expenditures above the
              amounts set forth therefor in the annual budget (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied);

                           (k) terminate, suspend, promote or demote either of
              Bernard Brenner or James Basara;

                           (l) enter into, or cause any Subsidiary to enter
              into, any agreement which would restrict the Company's or any of its Subsidiaries' right or ability to perform the provisions of this Agreement or to conduct its business as currently conducted; or

                           (m) issue any stock options or increase the salary,
              bonus or other employee benefits of the Founders; it being acknowledged and agreed that Bernard Brenner will be entitled to a maximum base salary, bonuses and other employee benefits as provided in the Brenner Employment Agreement.

                  (ii) So long as a Qualified Public Offering has not been consummated and the Purchasers and/or their Affiliates collectively own of record or beneficially at least 10% of the outstanding Common Stock (giving effect to the Purchaser Preferred on an as converted basis) without the approval of the majority of the Board; the Company shall not and shall not commit to:

                           (a) directly or indirectly declare or pay any
              dividends on earnings;

                           (b) except as expressly contemplated by this
              Agreement, authorize, issue, sell, or enter into any agreement providing for the issuance (contingent or otherwise), or permit any of its Subsidiaries to authorize, issue, sell, or enter into any agreement providing for the issuance (contingent or otherwise) of any equity securities or debt securities with equity features or securities exercisable or convertible into equity securities or debt securities with equity features;

                           (c) enter into, amend, modify, or supplement or
              permit any of its Subsidiaries to enter into, amend, modify, or supplement any agreement, transaction, commitment, or arrangement with any of its or any of its Subsidiaries' officers, directors, advisory board members, employees, or Affiliates or any individual related by blood, marriage, or adoption to any such Person (a "RELATIVE") or any entity in which any such Person or individual owns a beneficial interest (a "RELATED ENTITY"), except for normal and customary employment arrangements and benefit programs on reasonable terms that have been previously approved by the holders of a majority of the outstanding Purchaser Stock and except as otherwise expressly contemplated by this Agreement;

                           (d) create, incur, assume, or suffer to exist, or
              permit any of its Subsidiaries to create, incur, assume, or suffer to exist, Indebtedness or other non-ordinary course liabilities exceeding the greater of $100,000 or amounts approved therefor by the Board and the holders of a majority of the outstanding Purchaser Stock in the annual budget;

                           (e) hire, terminate, suspend, promote or demote any
              member of the Company's senior management team or the senior management team of any of its Material Subsidiaries;

                           (f) approve any business plan or annual budget of
              the Company or any of its Subsidiaries for any fiscal year;

                           (g) change its fiscal year, which shall end on
              December 31; or

                           (h) except pursuant to this Agreement, directly or
              indirectly redeem, purchase, or otherwise acquire, or permit any of its Subsidiaries to redeem, purchase, or otherwise acquire, any of the Company's or any Subsidiary's equity securities (including, without limitation, warrants, options, and other rights to acquire equity securities) excluding redemptions of or conversion of the Preferred Stock in accordance with the terms of the Certificate of Incorporation.

              3D. AFFIRMATIVE COVENANTS. Unless the Company obtains the prior written consent of the holders of a majority of the then-outstanding Purchaser Preferred and Purchaser Common, the Company shall, and shall cause each Subsidiary to:

                  (i) comply with all applicable laws, rules, and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations, or business prospects of the Company and its Subsidiaries taken as a whole, and pay and discharge when payable all Taxes, assessments, and governmental charges (except to the extent the same are being contested in good faith and adequate reserves therefor have been established);

                  (ii) enter into and maintain appropriate (as determined by the Board) non-disclosure, noncompete, and non-solicitation agreements with its employees;

                  (iii) cause any agreement entered into by the Company or any Subsidiary after the date hereof which provides for the sale of capital stock of the Company (or the capital stock of any Subsidiary of the Company) to, or employment of, a senior management or junior management employee to be in form and substance substantially similar to the draft of such agreement previously approved by the Purchasers prior to execution;

                  (iv) within 90 days of the date of the Initial Closing use its best efforts to obtain from financially sound and reputable insurers (A) term life insurance on the life of Bernard Brenner in the amount of $1,000,000,
(B) fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed and (C) products liability and errors and omissions insurance in amounts customary for companies similarly situated; and the Company shall maintain such insurance in accordance with commercially reasonable standards; each such policy shall name the Company as loss payee; and such insurance shall not be cancelable by the Company without the approval of the Purchasers;

                  (v) refrain from adopting any stock option plan for employees, consultants and/or directors other than the Company's existing stock option plan providing for the issuance of up to 1,037,612 shares of Common Stock (such existing plan being herein referred to as an "EMPLOYEE STOCK OPTION PLAN");

                  (vi) refrain from of issuing any equity or debt securities of the Company or any subscriptions, warrants, options, convertible securities, or other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company other than (A) Employee Stock Options; (B) up to 1,000,000 shares of Common Stock to be issued by the Company in connection with its private placement to be completed after the date of this Agreement; and (C) the Company's Common Stock to be issued to Sideout Technologies, Inc. ("Sideout") as partial payment for Sideout's web development services actually performed for the Company provided that (1) the total number of shares of Common Stock to be issued to Sideout shall not exceed an aggregate value of $100,000 and (2) the price per share of the Common Stock to be issued to Sideout shall be established by the Board on the basis of the fair market value of the Common Stock on each date of issuance.

              3E. CURRENT PUBLIC INFORMATION. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable: (i) such holders to sell Restricted Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission; or (ii) the Company to be eligible to register its securities pursuant to a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

              3F. PUBLIC DISCLOSURES. The Company shall not, nor shall it permit any of its Subsidiaries or other Affiliates to, disclose any Purchaser's (or its Affiliates') name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case, before making such disclosure the Company shall give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit such Purchaser to review and comment upon the form and substance of such disclosure.

              3G. HART-SCOTT-RODINO COMPLIANCE. In connection with any transaction in which the Company, or any Subsidiary, is involved which is required to be reported under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the "HSR ACT"), the Company, or any such Subsidiary, shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with the transactions contemplated thereby. The Company, or any such Subsidiary, shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the subject transaction.

SECTION 4. COVENANTS OF THE PURCHASERS.

              4A. PUBLIC DISCLOSURE. The Purchasers shall consult with the Company before issuing any press release or otherwise making any public statement or making any other non-confidential disclosure (whether or not in response to any inquiry) regarding the existence or terms of this Agreement and no Purchaser shall issue any such press release or make any such statement or disclosure without the prior approval of the Company (which approval shall not be unreasonably withheld), including such press releases, statements or disclosures as may be required by law. In addition, no Purchaser shall issue any public statement or make any other non-confidential disclosure regarding the existence or terms of any agreement the Company has with any third party without the written approval of the Company (which approval shall not be unreasonably withheld).

SECTION 5. TRANSFER OF RESTRICTED SECURITIES.

              Each Purchaser acknowledges that the Restricted Securities are transferable only pursuant to: (a) public offerings registered under the Securities Act and applicable state law; (b) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available; and (c) any other legally available means of transfer. In connection with the transfer of any Restricted Securities (other than a transfer described in clauses (a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer. In connection with the transfer of any Restricted Securities (other than a transfer described in clause (a) above), the holder thereof shall deliver to the Company an opinion of counsel reasonably satisfactory to the Company that registration thereof under the Securities Act and applicable state law is not required. In addition, upon the request of a Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

              As a material inducement to the Purchasers to enter into this Agreement and purchase the Preferred Stock, the Company hereby represents and warrants to (1) Northwood that as of the date of this Agreement and (2) USXX that as of the date of this Agreement, except as set forth on the Schedule of Exceptions attached hereto as Schedule 2 and furnished to the Purchasers or, as applicable, USXX (with respect to the Second Closing), specifically identifying the relevant subparagraph(s) hereof:

              6A. ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations, or business prospects of the Company and its Subsidiaries taken as a whole. The

Company has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted, and to carry out the transactions contemplated by this Agreement. The copies of the Company's Certificate of Incorporation and Bylaws, and the copies of the charters and bylaws (or other similar organizational documents) of each Subsidiary of the Company, which have been furnished to each Purchaser, reflect all amendments made thereto at any time before the date on which said documents were furnished to each Purchaser and are correct and complete.

              6B. CAPITAL STOCK AND RELATED MATTERS.

                  (i) The authorized capital stock of the Company consists of 16,000,000 shares of capital stock. 4,000,000 shares are designated as preferred stock, par value $.01 per share, of which 1,000,000 are designated Series A Convertible Preferred Stock, par value $.01 per share ("Series A Preferred Stock"). 12,000,000 shares are designated as Common Stock par value $.01 per share. Immediately prior to the Initial Closing, the Company had 4,000,000 shares of Common Stock issued and outstanding, and 857,413 shares of Series A Preferred Stock issued and outstanding. Except for (i) such issued and outstanding shares and (ii) the conversion privileges of the Series A Preferred Stock and the Preferred Stock, the Company does not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor does it have outstanding any rights, arrangements or options to subscribe for, receive or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans other than pursuant to, and as contemplated by, this Agreement. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities of the Company or rights to purchase equity securities of the Company provides for acceleration or other changes in the vesting provisions or other terms of such securities, as the result of any merger, sale of stock or assets, change in control or other similar transaction by the Company. The Company is not now and is not to be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options, or other rights to acquire its capital stock, except pursuant to this Agreement and the Stock Purchase Agreement, dated October 7, 1999, by and among the Company and the holders of the Series A Preferred Stock. All of the outstanding shares of the Company's capital stock are validly issued, fully paid, and nonassessable. Provided that the purchase price set forth herein for the Purchaser Stock is paid to the Company as provided herein, all shares of Purchaser Stock will be validly issued, fully paid and nonassessable when issued by the Company in accordance with the terms hereof.

                  (ii) There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of any of the Purchaser Stock hereunder, except as expressly provided herein, and as expressly provided in the Stockholders' Agreement and the Registration Agreement. All shares of the Company's capital stock and other securities issued by the Company have been issued in transactions exempt from registration under the Securities Act and applicable state securities or "blue sky" laws, and the offer, sale and issuance of said capital stock and other securities has not violated any applicable federal or state securities laws. Based in part on truth and accuracy the investment representations of the Purchasers in Section 8C hereof, the offer, sale, or issuance of the Purchaser Stock hereunder will not require registration under the Securities Act or any applicable state securities laws. Except for the Stockholders' Agreement and the Registration Agreement, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the management of the Company's affairs.

              6C. REGISTRATION RIGHTS. Except as provided in the Registration Agreement, the Company is not presently under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be subsequently issued.

              6D. AUTHORIZATION; NO BREACH. The execution, delivery, and performance of this Agreement, the Registration Agreement, the Stockholders' Agreement and all other agreements contemplated hereby in connection with the Initial Closing to which the Company will enter into on the Initial Closing Date and the filing of the Certificate of Designation have been duly authorized by the Company. The execution, delivery, and performance of all of the agreements contemplated hereby in connection with the Second Closing to which the Company will enter into on the Second Closing Date will have been duly authorized by the Company as of the Second Closing Date. Each of this Agreement, the Registration Agreement, the Stockholders' Agreement, the Certificate of Designation, and each other agreement contemplated hereby to which the Company will enter into in connection with the Initial Closing constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. All other agreements contemplated hereby to which the Company will enter into in connection with the Second Closing will each constitute a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Registration Agreement, the Stockholders' Agreement and all other agreements contemplated hereby in connection with the Initial Closing which the Company will enter into on the Initial Closing Date, the offering, sale, and issuance of the Purchaser Preferred hereunder, the filing of the Certificate of Designation contemplated herein and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not: (i) conflict with or result in a breach of the terms and conditions of; (ii) constitute a material default under; (iii) result in the creation of any Lien, security interest, charge, or encumbrance upon the Company's capital stock or assets pursuant to; (iv) give any third party the right to modify, terminate, or accelerate any obligation under; (v) result in a material violation of; or
(vi) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or Bylaws of the Company, or any law, statute, rule, or regulation to which the Company is subject, or any agreement, instrument, order, judgment, or decree to which the Company or any of its Affiliates, or employees is a party or by which it or any of the foregoing Persons is bound.

         The Company is not in violation or default in any respect of (A) any provision of its Certificate of Incorporation or Bylaws, (B) any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, the violation or default of which has or could have a material adverse effect on the Company, or (C) any provision of any federal or state statute, rule or regulation applicable to the Company, the violation or default of which has or could have a material adverse effect on the Company.

              6E. SUBSIDIARIES; INVESTMENTS. The Company does not own or hold any shares of stock or any other security or interest in, and does not directly or indirectly control, any other Person or any rights to acquire any such security or interest, and the Company has never had any Subsidiary. The Company is not a participant in any joint venture, partnership or similar arrangement.

              6F. TAX MATTERS.

                  (i) The Company has filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all material respects. The Company has paid or will pay all Taxes due on or before the Initial Closing, regardless of whether shown on any such Tax Returns, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which the Company is maintaining reserves adequate for their payment, and which are described on the Schedule of Exceptions. The accrued but unpaid Taxes of the Company for tax periods through the date of the unaudited financial statements of the Company for the year ended June 30, 1999 do not exceed the accruals and reserves for Taxes (other than deferred Taxes) set forth on the said financial statements. All Taxes attributable to the period January 1, 1999 through the Initial Closing are attributable to the conduct by the Company of its operations in the ordinary course of business. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental entity, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required), with respect to which the Company is maintaining reserves adequate for their payment and which are described in the

Schedule of Exceptions. The Federal Tax Returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to, or proposed adjustment of, the Company's Taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation.

                  (ii) The Company has previously provided to the Purchasers correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company. No examination or audit of any Tax Returns of the Company by any governmental entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

                  (iii) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Company is subject to an election under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreements.

                  (iv) The Company is not and has never been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code).

                  (v) No deductions by the Company for severance payments are subject to limitation based on the "golden parachute provisions" of Section 280G of the Code.

              6G. LITIGATION, ETC. Except as set forth on the Schedule of Exceptions, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company (or to the best of the Company's knowledge after due inquiry, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to their business or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement) which could have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company taken as a whole; the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, any governmental investigations or inquiries; and, there is no basis for any of the foregoing. The Company is not subject to any judgment, order or decree of any court or other governmental agency. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or claim which may be material to its business.

              6H. BROKERAGE. There are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold the Purchasers harmless against, any liability, loss or expense (including, without limitation, attorneys fees and out-of-pocket expenses) arising in connection with any such claim.

              6I. GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, the offer, sale or issuance of the Preferred Stock by the Company or the issuance of Common Stock upon conversion of the Preferred Stock, except:
(i) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; and (ii) such filings as have been made prior to the Closing, except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act, or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the periods therefor.

              6J. FINANCIAL STATEMENTS. The Company has delivered to the Purchasers a business plan (the "BUSINESS PLAN"), which Business Plan is appended as Exhibit F-1 hereto, unaudited financial statements for the years ended June 30, 1998 and June 30, 1999, the six months ended December 31, 1999 and the year ended December 31, 1999, together with the financial projections as of January 19, 2000 (collectively, the "FINANCIAL INFORMATION"), a copy of each of which is appended as Exhibit F-2 hereto. Except as disclosed in the Financial Information, the Company is not a guarantor or indemnitor of any Indebtedness of any other person, firm or corporation. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company for the periods covered. The Company maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles. Since its formation, there has not been any event or condition of any type that has materially and adversely affected the business, prospects, properties or financial condition of the Company.

              6K. TITLE TO PROPERTY AND ASSETS; CONTRACTS AND LEASES. Except
(i) as reflected in the Financial Information; (ii) for Liens and current taxes not yet delinquent; (iii) for Liens imposed by law and incurred by the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like; (iv) for Liens in respect of pledges or deposits under workers' compensation laws or similar legislation; or (v) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company has good and marketable title to its property and assets, if any, free and clear of all mortgages, Liens, claims and encumbrances. With respect to the property and assets it leases, if any, the Company is in compliance with such leases and holds a valid leasehold interest free of any Liens, claims, or encumbrances, subject to clauses (i) through (v) above. There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company, in excess of $10,000
(ii) the license of any patent copyright, trade secret or other proprietary right to or from the Company, (iii) provisions restricting or affecting the development, manufacture or distributions of the Company's products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights. The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation or Bylaws that adversely affects its business as now conducted or as proposed to be conducted in the Business Plan, its properties or its financial condition.

              6L. RELATED-PARTY TRANSACTIONS AND CERTAIN ACTIONS. No employee, officer, consultant, stockholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or guarantee credit) to any of them, other than (i) for payment of salary for services rendered; (ii) reimbursement for reasonable expenses incurred on behalf of the Company; and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any option plan). None of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, stockholders, officers, or directors of the Company may own stock in publicly traded companies that may compete with the Company. No officer, director, consultant or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's related ownership of capital stock or other securities of the Company). The Company has not (A) declared or paid any dividends or authorized or made any distributions upon or with respect to any class or series of its capital stock, (B) incurred any indebtedness for money borrowed or any other liabilities individually or in excess of $10,000, (C) made any loans or advances to any person, other than ordinary advances for travel expenses, or (D) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

              6M. EMPLOYEES; EMPLOYEE COMPENSATION. To the best of the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. The Company has materially complied with all applicable state and federal equal opportunity and other laws related to employment. No employee or consultant of the Company is or will be in material violation of any judgment, decree, or order or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee or consultant with the Company, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee or consultant of his or her efforts with respect to the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company. The consulting relationship of each consultant to the Company is terminable at the will of the Company.

              6N. PATENTS AND TRADEMARKS. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted, except for those disclosed on the Schedule of Exceptions (including without limitation its corporate names) and as proposed to be conducted without any conflict with, or infringement of the rights of, others. The Schedule of Exceptions contains a complete list of all patents and pending patent applications of the Company. Except for agreements with its own employees or consultants, substantially in the form referenced in Section 6P below, and standard end-user license agreements, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other person or entity. The Company has not violated or, by conducting its business as proposed, would not violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or any other proprietary rights or processes of any person or entity in such a manner as will or may have an adverse effect on the business, operations or prospects of the Company. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or any other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

              6O. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each current and former employee and officer of the Company has executed a confidentiality/nonsolicitation/noncompete agreement substantially in the form or forms which has been delivered to the Purchaser. A copy of such form or forms is (are) appended as Exhibit G hereto. No current or former employee or officer has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee's confidentiality agreement.

              6P. ERISA. The Company does not maintain or have any obligation to contribute to or any other liability with respect to or under (including but not limited to current or potential withdrawal, liability), nor has it ever maintained or had any obligation to contribute to or any other liability with respect to or under: (i) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare types benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law); (ii) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (iii) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated; (iv) any employee plan which is tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated; or (v) any other plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. For purposes of this Section 6Q, the term "Company" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

              6Q. COMPLIANCE WITH LAWS AND INSURANCE. The Company has not violated any law or any governmental regulation or requirement which violation would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company, and the Company has not received notice of any such violation. The Company is not subject to any clean up liability, and the Company has no reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation.

              6R. MINUTE BOOKS. The copy of the minute books of the Company provided to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes in all material respects.

              6S. BUSINESS PLAN. The Business Plan delivered to the Purchasers was prepared in good faith by the Company and does not, to the best of the Company's knowledge after reasonable investigation, contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements therein not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in the Business Plan, the Company represents only that such assumptions, projections, expressions of opinion and projections were made in good faith and that the Company believes there is a reasonable basis therefor.

              6T. DISCLOSURE. Neither this Agreement nor any of the schedules, other agreements to be entered into by the Company on the date hereof, or certificates or other items prepared or supplied to the Purchasers by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact regarding the Company or omit a material fact regarding the Company necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the

Purchasers in writing and of which any of its officers, directors or executive employees is aware and which has had or might reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company.

              6U. REAL PROPERTY HOLDING COMPANY. The Company is not a real property holding company within the meaning of Section 897 of the IRC.

SECTION 7. DEFINITIONS.

              For the purposes of this Agreement, the following terms have the meanings set forth below:

                  "AFFILIATE" of any particular person or entity means any other person or entity controlling, controlled by, or under common control with such particular person or entity.

                  "AFFILIATED GROUP" means an affiliated group as defined in
Section 1504 of the IRC (or any analogous combined, consolidated, or unitary group defined under state, local, or foreign income Tax law).

                  "BRENNER EMPLOYMENT AGREEMENT" has the meaning set forth in
Section 3C(i)(c) hereof.

                  "BUSINESS PLAN" has the meaning set forth in Section 6J hereof.

                  "COMMON STOCK" means the Company's common stock, par value $.01 per share.

                  "EMPLOYEE STOCK OPTIONS" means options issued to eligible employees, consultants or directors under an Employee Stock Option Plan.

                  "EMPLOYEE STOCK OPTION PLAN" has the meaning set forth in
Section 3D(vi) hereof.

                  "FOUNDER" or "FOUNDERS" means one or all of Bernard Brenner, Robert Sofsky and Gregory Gershuni.

                  "INDEBTEDNESS" means all indebtedness for borrowed money (including purchase money obligations), all indebtedness under revolving credit arrangements, all capitalized lease obligations, and all guarantees of any of the foregoing, exceeding $100,000 in the aggregate on a consolidated basis during any twelve (12) month period.

                  "INVESTMENT" as applied to any Person means: (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities, or ownership interest (including partnership interests and joint venture interests of any other Person, and; (ii) any capital contribution by such Person to any other Person.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

                  "LIEN" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any of its Subsidiaries or any of its Affiliates, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

                  "MATERIAL SUBSIDIARY" means any Subsidiary included in the group of the Company's Subsidiaries, which, together with the Company, accounts for ninety percent (90%) of the lesser of: (X) the Company's and all of its Subsidiaries' revenues on a consolidated basis during any twelve (12) month period; or (Y) the Company's and all of its Subsidiaries' assets on a consolidated basis during any twelve (12) month period.

                  "NORTHWOOD NOTE" means the Convertible Demand Note, dated February 24, 2000, executed by the Company as Maker in favor of Northwood Ventures with a principal amount of $100,000.

                  "OFFICER'S CERTIFICATE" means a certificate signed by the Company's Chairman, President or its Chief Financial Officer (but without personal liability), stating that: (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate; and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

                  "PERSON" means an individual, a partnership, a limited partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.

                  "PREFERRED STOCK" means the Company's Series B Convertible Preferred Stock, par value $.01 per share.

                  "PURCHASER COMMON" means: (i) the Common Stock issued to any Purchaser or any of its Affiliates upon the conversion of the Preferred Stock; and (ii) any capital stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization. As to any particular shares of Purchaser Common, such shares shall cease to be Purchaser Common when they have been: (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them; or (b) distributed to the public through a broker, dealer, or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

                  "PURCHASER PREFERRED" means (i) the Preferred Stock issued to any Purchaser or any of its Affiliates hereunder; and (ii) any capital stock issued or issuable with respect to the Preferred Stock referred to in clause
(i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization. As to any particular shares of Purchaser Preferred, such shares shall cease to be Purchaser Preferred when they have been: (a) converted into Common Stock; (b) redeemed by the Company; (c) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them; or (d) distributed to the public through a broker, dealer, or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

                  "PURCHASER STOCK" means, collectively, the Purchaser Preferred and the Purchaser Common.

                  "QUALIFIED PUBLIC OFFERING" means the first firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act in which the gross proceeds received by the Company are at least $15 million. For purposes of this Agreement, a Qualified Public Offering shall be deemed to have occurred upon the effectiveness of the registration statement filed with respect to such offering, subject to any consequences under this Agreement of such Qualified Public Offering having been deemed to have occurred being reversed and nullified if the closing of the sale of such shares pursuant to such offering does not occur within ten business days after such effectiveness.

                  "RESTRICTED SECURITIES" means: (i) the Purchaser Stock issued or issuable hereunder; and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with the conversion of stock, or in connection with combination of shares, recapitalization, merger, consolidation, or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have: (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them; (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act; or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 8C have been delivered by the Company in accordance with Section 8C. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 8C.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

                  "SERIES A PREFERRED STOCK" means the Company's Series A Convertible Preferred Stock, par value $.01 per share.

                  "STOCK" means the Company's Preferred Stock and Common Stock.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. References to a "SUBSIDIARY" of the Company shall be given effect only at such times as the Company has one or more Subsidiaries.

                  "TAX" OR "TAXES" means any: (i) federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties, or additions to tax or additional amounts in respect of the foregoing; (ii) liability of the Company for the payment of any amounts of the type described in clause (i) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (iii) liability of the Company for the payment of any amounts of the type described in clause (i) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person (including, but not limited to, as a successor or transferee).

                  "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns, or other documents (including any related or supporting schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of Taxes of any party or the administration of any laws, regulations, or administrative requirements relating to any Taxes.

SECTION 8. MISCELLANEOUS.

              8A. EXPENSES.

                  (i) As a further inducement for the Purchasers to consummate the transactions contemplated hereby, the Company agrees to pay, and hold each Purchaser harmless against liability for the payment of: (i) its reasonable fees and expenses (including its reasonable fees and expenses of its counsel and other advisors) arising in connection with the interpretation and enforcement of its rights, provided that such Purchaser is the prevailing party with respect to any interpretation or enforcement dispute, under this Agreement, the Registration Agreement, the Stockholders' Agreement and the other agreements contemplated hereby and thereby, the Certificate of Incorporation and the Company's Bylaws; and (ii) stamp documentary and other similar taxes which may be payable in respect of the execution and delivery of this Agreement, or the issuance, delivery or acquisition of any shares of stock purchased hereunder; provided that the Company's obligation shall not extend to transfer taxes on any subsequent transfer. In addition, the Company shall pay all reasonable expenses of the Purchasers' representatives in connection with their attendance at meetings of the Board and/or committees thereof.

                  (ii) As a further inducement for the Company to consummate the transactions contemplated hereby, if (A) the Initial Closing or the Second Closing does not occur due to the fault of a Purchaser and (B) there exists no breach of any representation, warranty or covenant of the Company under this Agreement, then such Purchaser agrees to reimburse the Company for attorneys' fees that the Company has incurred in connection with the transactions contemplated by this Agreement; provided, however, that the total amount payable to the Company by the Purchasers hereunder as reimbursement for attorneys' fees shall not exceed $20,000.

              8B. REMEDIES. Each holder of Purchaser Stock issued hereunder shall have all rights and remedies set forth in this Agreement and the Certificate of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

              8C. PURCHASER'S INVESTMENT REPRESENTATIONS. Each Purchaser hereby represents and warrants to the Company that such Purchaser is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of the Stockholders' Agreement and the Registration Agreement. Each Purchaser hereby represents and warrants to the Company that the execution, delivery, and performance of this Agreement, the Registration Agreement, the Stockholders' Agreement and all other agreements contemplated hereby in connection with the Initial Closing and the Second Closing to which such Purchaser or any of its Affiliates will enter into on the Initial Closing Date and, if applicable, the Second Closing Date have been duly authorized by such Purchaser or such Purchaser's Affiliate. This Agreement, the Registration Agreement, the Stockholders' Agreement and all other agreements contemplated hereby in connection with the Initial Closing that each Purchaser will enter into on the Initial Closing Date each constitutes a valid and binding obligation of such Person, enforceable in accordance with its terms. With respect to the Second Closing, USXX represents and warrants that, when entered into as of the Second Closing Date, the Registration Agreement and Stockholders' Agreement will each constitute a valid and binding obligation of USXX and/or any Affiliate of USXX purchasing Preferred Stock hereunder, each enforceable in accordance with its terms. All other agreements contemplated hereby in connection with the Second Closing that USXX and/or any Affiliate of USXX purchasing Preferred Stock hereunder will enter into on the Second Closing Date will each constitute a valid and binding obligation of USXX and/or any Affiliate of USXX purchasing Preferred Stock hereunder, each enforceable in accordance with its terms. The execution and delivery by each Purchaser of this Agreement, the Registration Agreement, Stockholders' Agreement and all other agreements contemplated hereby in connection with the Initial Closing which each Purchaser is entering into on the Initial Closing Date, the purchase of the Preferred Stock hereunder at the Initial Closing, and the fulfillment of and compliance with the respective terms hereof and thereof by such Purchaser do not and will not: (i) conflict with or result in a breach of the terms, conditions, or provisions of; (ii) constitute a default under; (iii) result in a violation of; or (iv) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body pursuant to, the certificate of incorporation, certificate of formation, partnership agreement, bylaws or any similar constitutive document of such Purchaser, or any law, statute, rule, or regulation to which such Purchaser is subject, or any agreement, instrument, order, judgment, or decree to which such Purchaser or any of its Affiliates, or employees is a party or by which it or any of the foregoing Persons is bound. The execution and delivery by USXX and/or any Affiliate of USXX purchasing Preferred Stock hereunder of the Registration Agreement, the Stockholders' Agreement and all other agreements contemplated hereby in connection with the Second Closing which USXX and/or any Affiliate of USXX purchasing Preferred Stock hereunder will enter into on the Second Closing Date, the purchase of the Preferred Stock hereunder by USXX and/or any Affiliate of USXX at the Second Closing, and the fulfillment of and compliance with the respective terms hereof and thereof by USXX and/or any of its Affiliates do not and will not: (i) conflict with or result in a breach of the terms, conditions, or provisions of; (ii) constitute a default under; (iii) result in a violation of; or (iv) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body pursuant to, the certificate of incorporation, certificate of formation, partnership agreement, bylaws or any similar constitutive document of USXX and/or any Affiliate of USXX purchasing Preferred Stock hereunder, or any law, statute, rule, or regulation to which USXX and/or any Affiliate of USXX purchasing Preferred Stock hereunder is subject, or any agreement, instrument, order, judgment, or decree to which USXX or any of its Affiliates, or employees is a party or by which it or any of the foregoing Persons is bound.

              Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MARCH 13, 2000, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT DATED AS OF MARCH 13, 2000, BETWEEN THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS AND THE CONDITIONS SPECIFIED IN THE AGREEMENTS REFERENCED IN THE PURCHASE AGREEMENT, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

              If the holder of the Restricted Securities delivers to the Company an opinion of counsel reasonably acceptable to the Company that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in this Section 8C.

              8D. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of a majority of the holders of all shares of the then-outstanding Purchaser Stock. No other course of dealing between the Company and the holder of any Stock or any delay in exercising any rights hereunder or under the Certificate of Designation shall operate as a waiver of any rights of any such holders.

              8E. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the Second Closing Date and for a period of eighteen (18) months thereafter regardless of any investigation made by any Purchaser or on its behalf. In the event that the Second Closing does not occur, all representations and warranties contained herein or made in writing by any party in connection herewith shall survive for a period of eighteen (18) months from the Initial Closing Date.

              8F. INDEMNIFICATION.

                  (i) Subject to Section 8F(iii) and (iv), (i) the Company shall indemnify the Purchasers against and agrees to hold the Purchasers harmless from any and all claims, damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "DAMAGES") actually incurred or suffered by any Purchaser or such Purchaser's Affiliate on or after the Initial Closing Date (or, as applicable, after the Second Closing Date) arising out of any material misrepresentation, inaccuracy or breach of any representation, warranty, covenant or promise by the Company contained in this Agreement, the Registration Agreement or the Stockholders' Agreement (or in any certificate document, list or schedule delivered to any Purchaser or any Purchaser's Affiliate by the Company hereunder or thereunder).

                  (ii) Subject to Section 8F(iii) and (iv), (i) each of USXX and Northwood shall severally, and not jointly, indemnify the Company against and agrees to hold the Company harmless from any and all Damages actually incurred or suffered by the Company on or after the Initial Closing Date (or, as applicable, after the Second Closing Date) arising out of any material misrepresentation, inaccuracy or breach of any representation, warranty, covenant or promise by, as applicable, USXX or Northwood or any Affiliate of USXX or Northwood contained in this Agreement, the Registration Agreement or the Stockholders' Agreement (or in any certificate document, list or schedule delivered to Company by, as applicable, USXX or Northwood or any Affiliate of USXX or Northwood hereunder or thereunder).

                  (iii) If any party hereto who is entitled to indemnification hereunder shall seek indemnification pursuant to this Section 8F ("INDEMNITEE"), such Indemnitee shall give prompt notice to the party hereto against which indemnification is sought ("INDEMNITOR") of the assertion of any claim, or the commencement of any action, suit or proceeding by a third party, in each case in respect of which indemnity may be sought hereunder, but no failure to give such notice shall relieve the Indemnitor of any liability hereunder. The Indemnitor may, at its expense, participate in or assume the defense of any such action, suit or proceeding involving a third party with counsel reasonably acceptable to such Indemnitee, and after notice from the Indemnitor of its election to assume the defense thereof, the Indemnitor shall not be liable to such Indemnitee for any legal fees or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. Each Indemnitee will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such Indemnitee unless (1) the employment of counsel by such Indemnitee has been authorized in writing by the Indemnitor, (2) such Indemnitee has reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnitor

(in which case the Indemnitor will not have the right to direct the defense of such action on behalf of such Indemnitee) or (3) the Indemnitor has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of only one counsel will be at the expense of the Indemnitor, and the Indemnitor shall reimburse or pay such fees and expenses as they are incurred. Whether or not the Indemnitor chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                  (iv) The Indemnitor shall not be liable under this Section 8F for any settlement effected without its consent of any claim, litigation or proceeding by a third party in respect of which indemnity may be sought hereunder (which consent shall not be unreasonably withheld), unless the Indemnitor refuses to acknowledge liability for indemnification under this
Section 8F and/or declines to defend any Indemnitee in such claim, litigation or proceeding. Any contrary provision in this Section 8F or elsewhere notwithstanding, (A) the maximum liability of the Company under this Section 8F to each Purchaser and such Purchaser's Affiliates shall not exceed the amount invested in the Company by such Purchaser and its Affiliates hereunder and (B) the maximum liability of each Purchaser and such Purchaser's Affiliates under this Section 8F to the Company shall not exceed the amount invested in the Company by such Purchaser and its Affiliates hereunder.

              8G. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that this Agreement may not be assigned by the Company without the prior written consent of the Purchasers and their Affiliates holding a majority of all of the Purchaser Stock. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchasers' benefit as the Purchasers or the holders of the Purchaser Stock are also for the benefit of, and enforceable by, any subsequent holder of at least twenty percent (20%) of the Purchaser Stock. The rights and obligations of each Purchaser under this Agreement and the agreements contemplated hereby may be assigned by such Purchaser at any time, in whole or in part, to any Affiliate of such Purchaser.

              8H. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that, if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, then such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies. All numbers set forth herein which refer to share prices or numbers or amount will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares, and other recapitalizations affecting the subject class of stock.

              8I. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

              8J. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

              8K. DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word "INCLUDING" in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document, or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. The use of the words "or," "either," and "any" shall not be exclusive.

              8L. GOVERNING LAW. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All questions concerning the construction, validity, and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

              8M. NOTICES. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, upon machine-generated acknowledgment of receipt after transmittal by facsimile, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested, and postage prepaid. Such notices, demands, and other communications shall be sent to the Purchaser and to the Company at the address indicated below:

                  IF TO THE COMPANY:

                  VIPRO Corporation
                  3998 Fair Ridge Drive, Suite 125
                  Fairfax, Virginia 22033
                  Attention:  Bernard Brenner
                  Facsimile:  (703) 591-2313
                  Telephone:  (703) 591-2200, Ext. 700

                  WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                  Fulbright and Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, New York 10103
                  Attention: Carl Kaplan
                  Facsimile:  (212) 752-5958
                  Telephone:  (212) 318-3224

                  IF TO USXX:

                  U.S. Technologies Inc.
                  2001 Pennsylvania Avenue, N.W.
                  Suite 675
                  Washington, D.C. 20006
                  Attention: C. Gregory Earls
                  Facsimile:  (202) 466-3100
                  Telephone: (202) 466-4557

                  WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                  Fleischman and Walsh, L.L.P.
                  1400 Sixteenth Street, N.W.
                  Sixth Floor
                  Washington, DC 20036
                  Attention: Stephen A. Bouchard
                  Facsimile:  (202) 667-8543
                  Telephone:  (202) 939-7911

                  IF TO NORTHWOOD:

                  Northwood Ventures LLC
                  485 Underhill Boulevard, Suite 205
                  Syosset, New York   11791
                  Attention: Peter G. Schiff
                  Facsimile: (516) 364-0879
                  Telephone: (516) 364-5544

                  WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                  Andrew J. Beck
                  Torys
                  237 Park Avenue
                  New York, New York 10017
                  Facsimile: (212) 682-0200
                  Telephone: (212) 880-6010

              8N. RIGHTS. This Agreement shall not confer any rights or remedies upon any Person, other than the parties hereto and their respective heirs, successors, and permitted assigns.

              8O. AMENDMENTS. Any reference contained herein to any agreement, instrument, or other document shall include any amendments or modifications made to such agreement, instrument, or other document made from time to time in accordance with the terms thereof, and if applicable, hereof.

                      [SIGNATURES BEGIN ON THE NEXT PAGE]

              IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.



                                  VIPRO CORPORATION


                                  By:/s/ Bernard D. Brenner
                                     ----------------------
                                     Bernard D. Brenner
                                     President and Chief Executive Officer



                                  U.S. TECHNOLOGIES INC.


                                  By:/s/ C. Gregory Earls
                                     --------------------
                                     C. Gregory Earls
                                     President and Co-Chief Executive Officer



                                  NORTHWOOD VENTURES LLC


                                  By:/s/ Peter G. Schiff
                                     -------------------
                                     Peter G. Schiff
                                     Manager



                                  NORTHWOOD CAPITAL PARTNERS LLC


                                  By:/s/ Peter G. Schiff
                                     -------------------
                                     Peter G. Schiff
                                     Manager